Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ramtron International Corporation:

We consent to the incorporation by reference in the following registration statements of Ramtron International Corporation of our report dated
January 29, 2009, with respect to the consolidated balance sheets of Ramtron International Corporation as of December 31, 2008 and 2007 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the years then ended which report appears in the December 31, 2008 annual report on Form 10-K of Ramtron International Corporation.

Form     Registration Statement       Description
----     ----------------------       ---------------------------------
S-8            333-12265              Stock Option Plan
S-8            333-33554              Stock Option Plan
S-8            333-60594              Stock Option Plan
S-8            333-66252              Stock Option Plan
S-3            333-19119              Resale Registration Statement
                                      including shares issuable upon
                                      exercise of  warrants
S-3            333-128653             Shares issued upon acquisition of
                                      Goal Semiconductor, Inc.
S-3            333-87404              Shares issuable upon exercise of
                                      debenture warrants and other warrants
S-8            333-133760             Stock Option Plan
S-3            333-139478             Resale Registration including
                                      shares issuable upon exercise of
                                      warrants
S-3            333-151373             Resale Registration including
                                      shares issuable upon exercise of
                                      warrants

/s/ Ehrhardt Keefe Steiner & Hottman PC
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Ehrhardt Keefe Steiner & Hottman PC

February 2, 2009
Denver, Colorado